Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PolyOne Corporation of our report dated December 23, 2019, relating to the financial statements of the Masterbatches Business of Clariant Ltd, which appears in PolyOne Corporation’s Current Report on Form 8-K dated January 28, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AG

Basel, Switzerland

January 28, 2020